Exhibit 23.1

Deloitte LLP 8 Adelaide Street West Suite 200 Toronto, Ontario M5H 0A9 Canada Tel: 416-601-6150 Fax: 416-601-6151 www.deloitte.ca

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Venus Concept Inc., of our report dated December 2, 2019, relating to the financial statements of Venus Concept Ltd., appearing in the Annual Report on Form 10-K for the year ended December 31, 2018. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte LLP

Chartered Professional Accountants
Licensed Public Accountants
Toronto, Canada
January 29, 2021